Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Berry Petroleum Corporation:

We consent to the use of our report dated April 11, 2018, except for Note 15, as to which the date is June 12, 2018, with respect to the consolidated balance sheets of Berry Petroleum Corporation as of December 31, 2017 (Successor) and 2016 (Predecessor), the related consolidated statements of operations, equity and cash flows for the ten months ended December 31, 2017 (Successor), the two months ended February 28, 2017 and for the year ended December 31, 2016 (Predecessor), and the related notes (collectively the “consolidated financial statements”), contained in the Prospectus, filed on July 16, 2018, related to the Registration Statement on Form S-1 (File No. 333-226011), incorporated by reference herein.

Our report on the consolidated financial statements refers to a change in the basis of presentation for Berry Petroleum Corporation’s emergence from bankruptcy.

(signed) KPMG LLP

Los Angeles, California

August 3, 2018